Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MF Global Ltd., of our report dated May 30, 2007, except for Note 3, as to which the date is June 6, 2007, relating to the financial statements of Man Financial, the brokerage division of Man Group plc, which appears in the F-1 Registration Statement (file number 333-143395) of MF Global Ltd.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 19, 2007